Exhibit 10.29

AMENDMENT 2012-2

TO THE

L-3 COMMUNICATIONS CORPORATION

AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, L-3 Communications Corporation (“L-3”) maintains the L-3 Communications Corporation Amended and Restated Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, the Compensation Committee of the Board of Directors of L-3 (the “Committee”) has the authority to amend the Plan pursuant to Section 5.1 of the Plan; and

WHEREAS, on November 5, 2012, the Committee approved the amendment of the Plan as contemplated herein.

NOW THEREFORE, Section 3.3 of the Plan is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, the Committee may determine in its discretion, at the time an employee is designated as an Additional SERP Participant, the period during which benefit accrual service, vesting service and compensation will be taken into account in determining the Supplemental Pension Benefit for an Additional SERP Participant.

IN WITNESS WHEREOF, this Amendment to the Plan has been duly executed as of November 5, 2012.

L-3 Communications Corporation

By:
John M. Hill
Vice President of Human Resources